[CHISHOLM & ASSOCIATES LETTERHEAD]




                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our report dated February 26, 2002, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of FindEx.com, Inc. for the fiscal years ended December 31, 2001 and 2000.

/s/Chisholm & Associates
------------------------
Chisholm & Associates
North Salt Lake, Utah
November 6, 2002